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                                   EXHIBIT 11

                    SENECA FOODS CORPORATION AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE

                        (In thousands except share data)



                                                                    Three Months Ended                   Nine Months Ended
                                                                    ------------------                   -----------------
                                                                  1/1/00           12/26/99            1/1/00        12/26/98
                                                                  ------           --------            ------        --------

Basic Net Earnings (Loss) Applicable
  to Common Stock:

    Net Earnings (Loss)                               $            2,212  $           458  $          2,572  $         (1,941)
    Deduct Preferred Cash Dividends                                    6                -                18                 -
                                                      -----------------------------------------------------------------------
        Net Earnings (Loss) Applicable to
      Common Stock                                    $            2,206  $           458  $          2,554  $         (1,941)
                                                      =======================================================================

Weighted Average Common
  Shares Outstanding                                           6,469,621        6,144,455         6,477,889         6,027,814
Effect of Common Stock Equivalent                                      -                -                -                  -
                                                      -----------------------------------------------------------------------
Weighted Average Common Shares Outstanding
for Primary Earnings per Share                                 6,469,621        6,144,455         6,477,889         6,027,814
                                                      =======================================================================

Basic Earnings (Loss) Per Share                       $              .34    $         .07   $           .39     $        (.33)
                                                      =======================================================================

Diluted Net Earnings (Loss) Applicable
  to Common Stock:

    Net Earnings (Loss) Applicable to
      Common Stock                                     $            2,206  $           458  $          2,554  $         (1,941)
    Add Back Preferred Cash Dividends                                   5                -                15                 -
                                                       -----------------------------------------------------------------------
        Net Earnings (Loss) Applicable to
      Common Stock                                     $            2,211              458  $          2,569  $         (1,941)
                                                       =======================================================================

Weighted Average Common
  Shares Outstanding                                            6,469,621        6,144,455         6,477,889         6,027,814
Effect of Common Stock Equivalent                               3,755,374                -         3,747,106                 -
                                                       -----------------------------------------------------------------------
Weighted Average Common Shares
  Outstanding for Diluted Earnings
  per Share                                                    10,224,995        6,144,455        10,224,995         6,027,814
                                                       =======================================================================

Diluted Earnings (Loss) Per Share                      $              .22              .07      $        .25     $        (.33)
                                                        ======================================================================
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